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CONTACT:
Stanley Wunderlich
Consulting for Strategic Growth
Tel: (800) 625-2236
Tel: (212) 896-1280 (direct)
Fax: (212) 337-8089
E-mail: CFSG1@aol.com

                                                           FOR IMMEDIATE RELEASE

               ASTRATA GROUP ANNOUNCES AN ENHANCED MANAGEMENT TEAM

LOS ANGELES, June 2, 2005 -Astrata Group Incorporated (OTCBB:ATTG), an international provider of innovative location-based IT services and solutions, announced today that Mr. Trevor Venter will become its Chief Executive Officer and Mr. Anthony Harrison will become its Executive Chairman of the Board of Directors.

Effective June 6th, 2005, the following changes will be introduced:

Mr. Anthony Harrison, Chief Executive Officer and a Director, will become Executive Chairman of the Board of Directors.

Mr. Trevor Venter, Chief Operating Officer, will become Chief Executive Officer.

Mr.  Anthony   Bryan,   Non-executive   Chairman  of  the  Board,   will  become
Non-Executive Vice Chairman.

Mr. Harrison commented, "As the company has evolved, I have seen the need to focus more of my efforts on developing and strengthening Astrata's key corporate and government relationships, on acquisitions and alliances to enhance the expansion of our core business. Trevor has done an outstanding job of integrating our initial acquisitions, accelerating the development of our new GLP technology, commercializing our telematics business, and increasing our net sales. Together, we plan to establish Astrata as a world leader in telematics."

Trevor Venter commented further, "I look forward to my new assignment with great enthusiasm. Under Tony Harrison's leadership, the company has established an enviable position in the geomatics and telematics field. A number of high profile companies and government institutions, such as the Singapore government, Romec (51% owned by the UK's Royal Mail), and other large users of telematics equipment and software, have chosen us as their preferred provider. This validates our technology and the new products we have developed, and we expect to make full use of this validation to achieve a substantial penetration of this large and rapidly growing market."

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About Astrata Group Incorporated
Astrata Group Incorporated (OTCBB:ATTG) is a U.S. publicly listed company headquartered in the U.K. Astrata is focused on advanced location-based IT services and solutions (GEO-IT) that combine GPS positioning, wireless communications (satellite or terrestrial) and geographical information technology, which together enable businesses and institutions to monitor, trace, or control the movement and status of machinery, vehicles, personnel or other assets. Astrata has designed, developed, manufactured and currently supports seven generations of GEO-IT systems with over 80,000 units deployed worldwide.

Sales are divided between two divisions: telematics (remote asset management solutions) and geomatics (high-end professional GPS systems with accuracies approaching three millimeters). Astrata has approximately 230 permanent employees and employs nearly 100 people in its R&D and manufacturing divisions. For further information please visit www.astratagroup.com.

                                      # # #

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use words such as "anticipate, "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Astrata Group Incorporated (the "Company") to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to:
(i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its current operational or expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the anticipated growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings."

      Consulting For Strategic Growth I, Ltd. ("CFSG") provides the Company with consulting, business advisory, investor relations, public relations and corporate development services. Independent of CFSG's receipt of cash compensation from the Company, CFSG may choose to purchase the common stock of the Company and thereafter liquidate those securities at any time it deems appropriate to do so.


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